EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: November 8, 2010

TAC CAPITAL LLC

By:	/s/ James L. Wolfe
Name: James L. Wolfe
Title: Vice President

TAC FINANCIAL CORPORATION

By:	/s/ James L. Wolfe
Name: James L. Wolfe
Title: Vice President

THE ADAM CORPORATION/GROUP

By:	/s/ James L. Wolfe
Name: James L. Wolfe
Title: President

DONALD A. ADAM

By:	/s/ Donald A. Adam